Exhibit No. Ex-99.d.2.e
                              SUBADVISORY AGREEMENT


         THIS AGREEMENT is made and entered into as of the 1st day of May, 2007, among NATIONWIDE VARIABLE INSURANCE TRUST (formerly Gartmore Variable Insurance Trust) (the "Trust"), a Delaware statutory trust, NATIONWIDE FUND ADVISORS (formerly Gartmore Mutual Fund Capital Trust) (the "Adviser"), a Delaware business trust registered under the Investment Advisers Act of 1940 (the "Advisers Act"), and FEDERATED INVESTMENT MANAGEMENT COMPANY, a Delaware statutory trust (the "Subadviser"), and also registered under the Advisers Act.

                              W I T N E S S E T H:

         WHEREAS, the Trust is registered with the U.S. Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Adviser has, pursuant to an Investment Advisory Agreement with the Trust dated as of May 1, 2007 (the "Advisory Agreement"), been retained to act as investment adviser for certain of the series of the Trust which are listed on Exhibit A to this Agreement (each a "Fund");

         WHEREAS, the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

         WHEREAS, the Adviser desires to retain Subadviser to assist it in the provision of a continuous investment program for that portion of the Trust's assets which the Adviser will assign to the Subadviser (the "Subadviser Assets"), and Subadviser is willing to render such services subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, the parties do mutually agree and promise as follows:

         1. APPOINTMENT AS SUBADVISER. The Adviser hereby retains the Subadviser to act as investment adviser for and to manage the Subadviser Assets subject to the supervision of the Adviser and the Board of Trustees of the Trust and subject to the terms of this Agreement; and the Subadviser hereby accepts such employment. In such capacity, the Subadviser shall be responsible for the investment management of the Subadviser Assets. It is recognized that the Subadviser now acts, and that from time to time hereafter may act, as investment adviser to one or more other investment companies and to fiduciary or other managed accounts and that the Adviser and the Trust have no objection to such activities.

         2. DUTIES OF SUBADVISER.

            (a) INVESTMENTS. The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of each Fund as set forth in that Fund's prospectus and statement of additional information as currently in effect and as supplemented or amended from time to time (collectively referred to


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         hereinafter as the "Prospectus") and subject to the directions of the
         Adviser and the Trust's Board of Trustees, to purchase, hold and sell investments for the Subadviser Assets and to monitor on a continuous basis the performance of the Subadviser Assets. In providing these services, the Subadviser will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of each fund's Subadviser Assets. The Adviser agrees to provide the Subadviser with such assistance as may be reasonably requested by the Subadviser in connection with its activities under this Agreement, including, without limitation, information concerning each Fund, its funds available, or to become available, for investment and generally as to the conditions of the Fund's affairs.

            (b) COMPLIANCE WITH APPLICABLE LAWS AND GOVERNING DOCUMENTS. In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the Prospectus and the Trust's Agreement and Declaration of Trust and By-Laws as currently in effect and, as soon as practical after the Trust, the Fund or the Adviser notifies the Subadviser thereof, as supplemented, amended and/or restated from time to time (referred to hereinafter as the Declaration of Trust" and "By-Laws," respectively) and with the instructions and directions received in writing from the Adviser or the Trustees of the Trust and will conform to, and comply with, the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable federal and state laws and regulations. Notwithstanding the foregoing, the Adviser shall remain responsible for ensuring each Fund's overall compliance with the 1940 Act, the Code and all other applicable federal and state laws and regulations and the Subadviser is only obligated to comply with this subsection (b) with respect to the Subadviser Assets.

            The Adviser will provide the Subadviser with reasonable advance notice of any change in a Fund's investment objectives, policies and restrictions as stated in the Prospectus, and the Subadviser shall, in the performance of its duties and obligations under this Agreement, manage the Subadviser Assets consistent with such changes, provided the Subadviser has received prompt notice of the effectiveness of such changes from the Trust or the Adviser. In addition to such notice, the Adviser shall provide to the Subadviser a copy of a modified Prospectus reflecting such changes. The Adviser acknowledges and agrees that the Prospectus will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Trust or a Fund, including, without limitation, the 1940 Act, and the rules and regulations thereunder, and that the Subadviser shall have no liability in connection therewith, except as to the accuracy of material information furnished by the Subadviser to a Fund or to the Adviser specifically for inclusion in the Prospectus. The Subadviser hereby agrees to provide to the Adviser in a timely manner such information relating to the Subadviser and its relationship to, and actions for, a Fund as may be required to be contained in the Prospectus or in the Trust's registration statement on Form N-1A.

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            (c) VOTING OF PROXIES. The Subadviser shall have the power to vote, either in person or by proxy, all securities in which the Subadviser Assets may be invested from time to time, and shall not be required to seek or take instructions from the Adviser or the Fund or take any action with respect thereto. If both the Subadviser and another entity managing assets of a Fund have invested in the same security, the Subadviser and such other entity will each have the power to vote its pro rata share of the security.

            The Subadviser will establish a written procedure for proxy voting in compliance with current applicable rules and regulations, including but not limited to Rule 30b1-4 under the 1940 Act. The Subadviser will provide the Adviser or its designee, a copy of such procedure and establish a process for the timely distribution of the Subadviser's voting record with respect to the Fund's securities and other information necessary for the Fund to complete information required by Form N-1A under the 1940 Act and the Securities Act of 1933, as amended (the "Securities Act"), Form N-PX under the 1940 Act, and Form N-CSR under the Sarbanes-Oxley Act of 2002, as amended, respectively.

            (d) AGENT. Subject to any other written instructions of the Adviser or the Trust, the Subadviser is hereby appointed the Adviser's and the Trust's agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as the Subadviser shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the Subadviser Assets. The Subadviser agrees to provide the Adviser and the Trust with copies of any such agreements executed on behalf of the Adviser or the Trust.

            (e) BROKERAGE. The Subadviser is authorized, subject to the supervision of the Adviser and the Trust's Board of Trustees, to establish and maintain accounts on behalf of the Fund with, and place orders for the purchase and sale of the Subadviser Assets with or through, such persons, brokers or dealers (collectively, "Broker(s)") as Subadviser may elect and negotiate commissions to be paid on such transactions. The Subadviser, however, is not required to obtain the consent of the Adviser or the Trust's Board of Trustees prior to establishing any such brokerage account. The Subadviser shall place all orders for the purchase and sale of portfolio investments for a Fund's account with Brokers selected by the Subadviser. In the selection of such Brokers and the placing of such orders, the Subadviser shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below. In using its reasonable efforts to obtain for a Fund the most favorable price and execution available, the Subadviser, bearing in mind such Fund's best interests at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the breadth and nature of the market for the security, the difficulty of the execution, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the Broker involved, and the quality of service rendered by the broker in other transactions. Subject to such policies as the Trustees may determine, or as may be mutually agreed to by the Adviser and the Subadviser, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund to pay a broker that provides brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to the Subadviser an amount of commission for effecting a Fund investment transaction that is in excess of the amount of commission that another broker would have charged for effecting that transaction if but only if, the Subadviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such Broker or dealer viewed in terms of either that particular transaction or the overall responsibility of the Subadviser and its affiliates with respect to the accounts as to which it and its affiliates exercise investment discretion.

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            It is recognized that the services provided by such Brokers may be useful to the Subadviser in connection with the Subadviser's and its affiliates' services to other clients. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interests of a Fund as well as other clients of the Subadviser and its affiliates, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients. It is recognized that in some cases, this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for, or disposed of by, the Fund.

            (f) SECURITIES TRANSACTIONS. The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities or other instruments to a Fund; provided, however, the Subadviser and any affiliated person of the Subadviser may purchase securities or other instruments from or sell securities or other instruments to a Fund if such transaction is permissible under applicable laws and regulations or orders, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder.

            The Subadviser, including its Access Persons (as defined in subsection (e) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and the Subadviser's Code of Ethics (which shall comply in all material respects with Rule 17j-1), as the same may be amended from time to time. On a quarterly basis, the Subadviser will either (i) certify to the Adviser that the Subadviser and its Access Persons have complied with the Subadviser's Code of Ethics with respect to the Subadviser Assets or (ii) identify any violations which have occurred with respect to the Subadviser Assets.

            (g) BOOKS AND RECORDS. The Subadviser shall maintain separate detailed records of all matters pertaining to management of the Trust (the "Subadviser's Records") including, without limitation, brokerage and other records of all securities transactions. The Subadviser acknowledges that the Fund's records are property of the Trust. The Subadviser's Records shall be available to the Adviser at any time upon reasonable request during normal business hours and shall be available for telecopying without delay to the Adviser during any day that the Fund is open for business. The Subadviser shall not be responsible for the provision of administrative, bookkeeping or accounting services to the Trust. The Adviser hereby acknowledges that the Subadviser is not responsible for pricing portfolio securities, and that the Adviser, the Trust and the Subadviser will rely on the pricing agent chosen by the Board of Trustees for the prices of securities; provided, however, that to the extent that such pricing agents are unable to provide prices for certain securities, the Subadviser will assist the Adviser in obtaining a price for such securities.

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            (h) INFORMATION CONCERNING SUBADVISER ASSETS AND SUBADVISER. From
         time to time as the Adviser or a Fund may request, the Subadviser will furnish the requesting party reports on portfolio transactions and reports on Subadviser Assets held in the portfolio, all in such detail as the Adviser or a Fund may reasonably request. The Subadviser will also inform the Adviser in a timely manner of material changes in portfolio managers responsible for Subadviser Assets, any changes in the ownership or management of the Subadviser, or of material changes in the control of the Subadviser. Upon reasonable request, the Subadviser will make available its officers and employees to meet with the Trust's Board of Trustees to review the Subadviser Assets.

            The Subadviser will maintain compliance procedures for each Fund that it believes is adequate to ensure each Fund's compliance, and will provide such information as may be required for a Fund or the Adviser to comply with their respective obligations, under applicable laws, including, without limitation, the Code, the 1940 Act, the Advisers Act, the Securities Act of 1933, as amended (the "Securities Act") and any state securities laws, and any rule or regulation thereunder.

                (i) CUSTODY ARRANGEMENTS. The Subadviser shall on each business day provide the Adviser and the Trust's custodian such information as the Adviser and the Trust's custodian may reasonably request in such form as may be mutually agreed upon relating to all transactions concerning the Subadviser Assets.

            (j) HISTORICAL PERFORMANCE INFORMATION. To the extent agreed upon by the parties, the Subadviser will provide the Trust with historical performance information on similarly managed investment companies or for other accounts to be included in the Prospectus or for any other uses permitted by applicable law.

         3. INDEPENDENT CONTRACTOR. In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent a Fund, the Trust or the Adviser in any way or otherwise be deemed an agent of a Fund, the Trust or the Adviser.

         4. EXPENSES. During the term of this Agreement, Subadviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for a Fund. The Subadviser shall, at its sole expense, employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement. The Subadviser shall not be responsible for the Trust's, a Fund's or Adviser's expenses, including any extraordinary and non-recurring expenses. The Trust or the Adviser, as the case may be, shall reimburse the Subadviser for any expenses of a Fund or the Adviser as may be reasonably incurred by such Subadviser on behalf of such Fund or the Adviser, including any extraordinary and non-recurring expenses. The Subadviser shall keep and supply to the Trust and the Adviser reasonable records of all such expenses.

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         5. COMPENSATION. For the services provided and the expenses assumed with respect to the Fund pursuant to this Agreement, the Subadviser will be entitled to the fee listed for each Fund on Exhibit A. Such fees will be computed daily and payable no later than the seventh (7th) business day following the end of each month, from the Adviser or the Trust, calculated at an annual rate based on the Subadviser Assets' average daily net assets.

         The method of determining net asset value of the Subadviser Assets for purposes hereof shall be the same as the method of determining net asset value for purposes of establishing the offering and redemption price of the shares of the Trust as described in the Fund's Prospectus. If this Agreement shall be effective for only a portion of a month, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect.

         6. REPRESENTATIONS AND WARRANTIES OF SUBADVISER. The Subadviser represents and warrants to the Adviser and the Fund as follows:

            (a) The Subadviser is registered as an investment adviser under the Advisers Act;

            (b) The Subadviser has filed a notice of exemption pursuant to Rule
         4.14 under the Commodity Exchange Act, as amended (the "CEA"), with the Commodity Futures Trading Commission (the "CFTC") and the National Futures Association (the "NFA"), or is not required to file such exemption;

            (c) The Subadviser is a Delaware statutory trust, duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

            (d) The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser's powers and have been duly authorized by all necessary action on the part of its Board of Trustees, and no action by, or in respect of or filing with, any governmental body, agency or official is required on the part of the Subadviser for the execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser;

            (e) The Form ADV of the Subadviser provided to the Adviser is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC, that part or parts maintained in the records of the Adviser, and/or that part or parts provided or offered to clients, in each case as required under the Advisers Act and rules thereunder, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, the Subadviser agrees to promptly provide the Trust with updates of its Form ADV.

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         7. REPRESENTATIONS AND WARRANTIES OF ADVISER. The Adviser represents and warrants to the Subadviser as follows:

            (a) The Adviser is registered as an investment adviser under the Advisers Act;

            (b) The Adviser has filed a notice of exemption pursuant to Rule
         4.14 under the CEA with the CFTC and the NFA or is not required to file such exemption;

            (c) The Adviser is a business trust duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

            (d) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its shareholders or directors, and no action by or in respect of or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

            (e) The Form ADV of the Adviser provided to the Subadviser and the Trust is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC, that part or parts maintained in the records of the Adviser, and/or that part or parts provided or offered to clients, in each case as required under the Advisers Act and rules thereunder, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

            (f) The Adviser acknowledges that it received a copy of the Subadviser's Form ADV prior to the execution of this Agreement; and

            (g) The Adviser and the Trust have duly entered into the Advisory Agreement pursuant to which the Trust authorized the Adviser to enter into this Agreement.

         8. REPRESENTATIONS AND WARRANTIES OF THE TRUST. The Trust represents and warrants to the Adviser and the Subadviser as follows:

            (a) The Trust is a statutory trust duly formed and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

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            (b) The Trust is registered as an investment company under the 1940
         Act and the Fund's shares are registered under the Securities Act;

            (c) The execution, delivery and performance by the Trust of this Agreement are within the Trust's powers and have been duly authorized by all necessary action on the part of the Trust and its Board of Trustees, and no action by or in respect o f; or filing with, any governmental body, agency or official is required on the part of the Trust for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Trust of this Agreement do not contravene or constitute a default under
         (i) any provision of applicable law, rule or regulation, (ii) the Trust's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Trust; and

            (d) The Trust acknowledges that it received a copy of the Subadviser's Form ADV prior to execution of this Agreement.

         9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; DUTY TO UPDATE INFORMATION. All representations and warranties made by the Subadviser, the Adviser and the Trust pursuant to Sections 6, 7 and 8, respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

         10. LIABILITY AND INDEMNIFICATION.

            (a) LIABILITY. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser or a reckless disregard of its duties hereunder, the Subadviser, each of its affiliates and all respective partners, officers, directors and employees ("Affiliates") and each person, if any, who within the meaning of the Securities Act controls the Subadviser ("Controlling Persons") shall not be subject to any expenses or liability to the Adviser, the Trust or a Fund or any of a Fund's shareholders. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser or a reckless disregard of its duties hereunder, the Adviser, any of its Affiliates and each of the Adviser's Controlling Persons, if any, shall not be subject to any liability to the Subadviser, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Subadviser Assets; provided, however, that nothing herein shall relieve the Adviser and the Subadviser from any of their obligations under applicable law, including, without limitation, the federal and state securities laws and the CEA.

            (b) INDEMNIFICATION. The Subadviser shall indemnify the Adviser and the Trust, and their respective Affiliates and Controlling Persons for any liability and expenses, including reasonable attorneys' fees, which the Adviser and the Trust and their respective Affiliates and Controlling Persons may sustain as a result of the Subadviser's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA. Subject to the above standard of care, the Subadviser will indemnify the Adviser and the Trust, and their respective Affiliates and Controlling

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         Persons for any liability and expenses, including reasonable attorneys'
         fees, to which they may be subjected as a result of the Subadviser providing inaccurate historical performance calculations concerning the Subadviser's composite account data or historical performance information on similarly managed investment companies or accounts, except that the Adviser and the Trust and their respective Affiliates and Controlling Persons shall not be indemnified for any liability or expense resulting from their negligence or willful misconduct in using such information.

         The Adviser shall indemnify the Subadviser, its Affiliates and its Controlling Persons, for any liability and expenses, including reasonable attorneys' fees, which may be sustained as a result of the Adviser's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA.

         11. DURATION AND TERMINATION.

            (a) DURATION. Unless sooner terminated, this Agreement shall continue until May 1, 2008, with respect to any Fund covered by this Agreement initially and, for any Fund subsequently added to this Agreement, an initial period of no more than two years that terminates on the second May 1st that occurs following the effective date of this Agreement with respect to such Fund, and thereafter shall continue automatically for successive annual periods with respect to each of the Funds, provided such continuance is specifically approved at least annually by the Trust's Board of Trustees or vote of the lesser of (a) 67% of the shares of a Fund represented at a meeting if holders of more than 50% of the outstanding shares of a Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of a Fund; provided that in either event its continuance also is approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

            (b) TERMINATION. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

                (i) By vote of a majority of the Trust's Board of Trustees, or by "vote of a majority of the outstanding voting securities" of the Fund (as defined in the 1940 Act), or by the Adviser, in each case, upon at least 60 days' written notice to the Subadviser;

                (ii) By any party hereto immediately upon written notice to the other parties in the event of a breach of any provision of this Agreement by either of the other parties; or

                (iii) By the Subadviser upon at least 60 days' written notice to the Adviser and the Trust.

            This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment or upon the termination of the Advisory Agreement.

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         12. DUTIES OF THE ADVISER. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Subadviser's performance of its duties under this Agreement. Nothing contained in this Agreement shall obligate the Adviser to provide any funding or other support for the purpose of directly or indirectly promoting investments in each Fund.

         13. REFERENCE TO SUBADVISER. Neither the Adviser nor any Affiliate or agent of the Adviser shall make reference to or use the name of Subadviser or any of its Affiliates, or any of their clients, except references concerning the identity of and services provided by Subadviser to a Fund, which references shall not differ in substance from those included in the Fund's Prospectus and this Agreement, in any advertising or promotional materials without the prior approval of Subadviser, which approval shall not be unreasonably withheld or delayed. The Adviser hereby agrees to make all reasonable efforts to cause the Fund and any Affiliate thereof to satisfy the foregoing obligation.

         14. AMENDMENT. This Agreement may be amended by mutual consent of the parties, provided that the terms of any material amendment shall be approved by:
(a) the Trust's Board of Trustees or by a vote of a majority of the outstanding voting securities of the Fund (as required by the 1940 Act), and (b) the vote of a majority of those Trustees of the Trust who are not "interested persons" of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

         15. CONFIDENTIALITY. Subject to the duties of the Adviser, the Funds and the Subadviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Funds and the actions of the Subadviser, the Adviser and the Funds in respect thereof.

         16. NOTICE. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other parties, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

            (a) If to the Subadviser:

                Federated Investment Management Company
                Federated Investors Tower
                1001 Liberty Avenue
                Pittsburgh, PA   15222-3779
                Attention:  Cris Rice, Fund Administrator
                Facsimile:  (412) 288-8171

            (b) If to the Adviser:

                Nationwide Fund Advisors
                1200 River Road - Suite 1000
                Conshohocken, PA 19428
                Attention:  Legal Department
                Facsimile:  (484) 530-1323

            (c) If to the Trust:

                Nationwide Variable Insurance Trust
                1200 River Road - Suite 1000
                Conshohocken, PA 19428
                Attention:  Legal Department
                Facsimile:  (484) 530-1323

         17. JURISDICTION. This Agreement shall be governed by and construed to be consistent with the Advisory Agreement and in accordance with substantive laws of the State of Delaware without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

         18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

         19. CERTAIN DEFINITIONS. For the purposes of this Agreement and except as otherwise provided herein, "interested person," "affiliated person," and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

         20. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         21. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

         22. NATIONWIDE VARIABLE INSURANCE TRUST AND ITS TRUSTEES. The terms "Nationwide Variable Insurance Trust" and the "Trustees of Nationwide Variable Insurance Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of Trust made and dated as of September 30, 2004, as has been or may be amended from time to time, and to which reference is hereby made.

         23. FEDERATED INVESTMENT MANAGEMENT COMPANY. The Trust and the Adviser are hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Trust of the Subadviser and agree that the obligations assumed by the Subadviser pursuant to this Subadvisory Agreement will be limited in any case to the Subadviser and its assets and the Adviser and the Trust shall not seek satisfaction of any such obligations from the shareholders of the Subadviser, the trustees of the Subadviser, officers, employees or agents of the Subadviser, or any of them.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.


                                         TRUST
                                         NATIONWIDE VARIABLE INSURANCE TRUST

                                         By:
                                             ----------------------------------
                                         Name:
                                               --------------------------------
                                         Title:
                                                -------------------------------



                                         ADVISER
                                         NATIONWIDE  FUND ADVISORS

                                         By:
                                             ----------------------------------
                                         Name:
                                               --------------------------------
                                         Title:
                                                -------------------------------

                                         SUBADVISER
                                         FEDERATED INVESTMENT MANAGEMENT COMPANY


                                         By:
                                             ----------------------------------
                                         Name:
                                               --------------------------------
                                         Title:
                                                -------------------------------

                                    EXHIBIT A
                              SUBADVISORY AGREEMENT
                                  BY AND AMONG
                      NATIONWIDE VARIABLE INSURANCE TRUST,
                            NATIONWIDE FUND ADVISORS
                                       and
                     FEDERATED INVESTMENT MANAGEMENT COMPANY

                             EFFECTIVE MAY 1, 2007*


FUNDS OF THE TRUST                         ADVISORY FEES
-------------------------------------      -------------------------------------
Federated NVIT High Income Bond Fund       0.40% on Subadviser Assets up to
                                           $50 million

                                           0.25% on Subadviser Assets of $50
                                           million and more but less than $250
                                           million

                                           0.20% on Subadviser Assets of $250
                                           million and more but less than $500
                                           million

                                           0.15% for Subadviser Assets of $500
                                           million and more




*As most recently approved at the January 11, 2007 Board meeting.

                                    EXHIBIT B
                           SUBADVISORY AGREEMENT AMONG
                      NATIONWIDE VARIABLE INSURANCE TRUST,
                          NATIONWIDE FUND ADVISORS AND
                     FEDERATED INVESTMENT MANAGEMENT COMPANY

                              EFFECTIVE MAY 1, 2007

In connection with securities transactions for a Fund, the Subadviser that is (or whose affiliated person is) entering into the transaction, and any other investment manager that is advising an affiliate of the Fund (or portion of the Fund) (collectively, the "Managers" for the purposes of this Exhibit) entering into the transaction are prohibited from consulting with each other concerning transactions for the Fund in securities or other assets and, if both Managers are responsible for providing investment advice to the Fund, the Manager's responsibility in providing advice is expressly limited to a discrete portion of the Fund's portfolio that it manages.

         This prohibition does not apply to communications by the Adviser in connection with the Adviser's (i) overall supervisory responsibility for the general management and investment of the Fund's assets; (ii) determination of the allocation of assets among the Manager(s), if any; and (iii) investment discretion with respect to the investment of Fund assets not otherwise assigned to a Manager. This prohibition also does not apply to communications or disclosures required by applicable law or necessary in order to comply (or ensure compliance) with applicable law.